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                                                                     EXHIBIT 8.1

November 9, 2005

Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, TX 75205

Ladies and Gentlemen:

We have acted as counsel to Toreador Resources Corporation, a Delaware corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission. The Registration Statement includes registering the Company's 5% convertible senior notes due in 2025 (the "NOTES").

We hereby confirm to you that the discussion set forth under the heading "Certain United States Federal Income Tax Considerations" in the Registration Statement is our opinion insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions to the holders of the Notes, subject to the limitations set forth therein.

No opinion is expressed as to any matter not specifically addressed above, including the tax consequences to the holders of the Notes under state, local or non-United States laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or new developments that might affect any matters or opinion set forth herein, and
(iii) is limited to the matters stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein. In giving the foregoing consent, we do not admit that we are in the category of persons where consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Haynes and Boone, LLP

                                        Haynes and Boone, LLP